EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Closes Acquisition of Battle Mountain Gold-Copper Property Interests and Announces Exploration Program

Coeur d’Alene, Idaho – August 14, 2018 – Timberline Resources Corporation (OTCQB: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has closed on the acquisition of ownership interests in two Nevada gold-copper mineral properties located in the Battle Mountain mining district in Nevada (the “Properties”) from Americas Gold Exploration, Inc. (“AGEI”). The acquisition includes the right to earn into existing joint venture agreements with McEwen Mining Inc. (“McEwen”) at the Elder Creek Project (the “Elder Creek Joint Venture”), and with Lac Minerals (USA) LLC, a wholly owned subsidiary of Barrick Gold Corporation (“LAC”) at the Paiute Project (the “Paiute Joint Venture”).

As consideration for the acquisition of the Properties, the Company issued to AEGI ten million shares of the Company’s common stock (the “Consideration Shares”) and five million non-transferrable share purchase warrants, with each warrant exercisable to acquire one share of the Company’s common stock for US$0.24 for a period of three years (the “Consideration Warrants”). In addition, the Company will deliver to AGEI, subject to any required regulatory approval, an additional 5,000,000 common stock purchase warrants with the same terms and in the same form as the Consideration Warrants if and when the earlier of the following occurs: (i) Timberline enters into an arrangement with a funding partner for the advancement of the Elder Creek Joint Venture, or (ii) Timberline has met the 2018 work commitment of $500,000 under the Elk Creek Joint Venture Agreement (the “Additional Consideration Warrants”).

The acquisition includes the right to earn a 65% interest into an existing joint venture agreement with McEwen at the Elder Creek Project and, the acquisition of an ownership interest of approximately 73.7% in the Paiute Project with the remaining owned by Lac Minerals (USA) LLC, as wholly owned subsidiary of Barrick Gold Corporation (see press release dated May 24, 2018 at http://timberlineresources.co/press-releases). With the closing of the transaction, Timberline is now the operator and manager of the Elder Creek Joint Venture and the Paiute Joint Venture.

Timberline’s President and CEO, Steve Osterberg, commented, “We are pleased to finalize acquisition of the joint venture interests in the Elder Creek and Paiute copper and gold projects in the world-class Battle Mountain mining district of Nevada. Compilation of historic data including, surface geologic mapping and drill intercepts, along with recent surface rock sampling validates the targets and demonstrates each project has the potential for a major gold and copper discovery. We are excited to trigger our next phase of exploration which will include initial drilling and geophysics at Elder Creek yet this month.”

Elder Creek and Paiute Projects

The Elder Creek Project covers a claim group of approximately 36 square kilometers (km) and demonstrates geologic, geochemical, and geophysical characteristics common to major porphyry copper-gold deposits (see press release dated June 18, 2018 at http://timberlineresources.co/press-releases). The core of the Elder Creek porphyry target covers approximately 4.5 sq km, and has at least three intrusive phases which form two granodiorite porphyry centers that are similar in age to the intrusive rocks at Newmont’s Phoenix gold-copper mine located 18 km to the south. The core is charactertized by intense quartz veining and elevated copper and molybdenum values in rock and soil samples, and is flanked by proximal potassic alteration and distal biotite-pyrite-pyrrhotite hornfels. The porphyry core forms a pronounced magnetic low that is ringed by a strongly magnetic “donut” high of hornfels. Large target areas of gold-copper veining occur within the hornfels to the south and east of the porphyry core, and copper oxide is exposed in outcrop immediately peripheral to the core where, in 1967, five (5) drill holes encountered copper mineralization typically ranging between 0.2-0.3% for total drill depths from surface of approximately 60 to 100 meters. As copper oxide, these grades are consistent with mineralization mined and processed at the Phoenix mine through leaching technology unavailable when they were drilled. In the main porphyry copper target area, only two shallow holes were historically drilled leaving it effectively untested by drilling.

The Paiute project represents a 5 square km copper-gold porphyry, and structural-gold target immediately southeast and adjacent to Elder Creek, and 2.5 km west of Newmont’s Copper Basin copper-gold porphyry deposit.

The property includes a structural zone measuring 2,500 meters long by 500 meters wide, which hosts gold-silver mineralization with multiple untested high-grade gold targets based on both recent and historic prospecting and rock and soil geochemical sampling (see press release dated May 24, 2018 at http://timberlineresources.co/press-releases). The property also contains a core area with potential for discovery of porphyry copper-gold mineralization similar to Newmont’s Copper Basin deposit. Multiple gold intercepts were drilled in 1995-1996 within altered granodiorite porphyry and quartz monzonite porphyry was intercepted at 160 meters depth by a single vertical drill hole which was terminated at 178.3 meters due to technical difficulties after drilling a 4.6 meter interval bearing copper sulfide (chalcopyrite) which assayed 1.24 g/t gold.

Exploration Plan

Timberline has completed permitting and bonding to allow the next phase of exploration testing at Elder Creek and Paiute to begin immediately. A drilling contractor has been selected and drilling on an outcropping copper oxide target is scheduled to begin in the second half of August, along with a geophysical survey to map sulfide mineralization across the core of the porphyry target to assist with follow-up drill targeting.

At Paiute, drill roads will be cut and outcrops mapped and sampled in preparation for drilling near the 1996, gold-copper discovery drill hole intercept which is designed to continue through the porphyry host rock to determine the depth extent of mineralization. Earthworks is scheduled to begin in the second half of August.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as operator of two joint venture projects – the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining. All of these properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers. Timberline’s owns and controls mineral rights in Nevada on over 43 square miles (24,500 acres). Detailed maps and estimated NI 43-101 compliant resource information for the Eureka property may be viewed at http://timberline-resources.com/.

Timberline is listed on the OTCQB where it trades under the symbol “TLRS” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Cautionary note to U.S. investors concerning estimates of resources: This press release may use the terms “resources”, “measured resources”, “indicated resources”, “inferred resources” and “measured & indicated resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the issuance of the Additional Consideration Warrants, earning a 65% interest into an existing joint venture agreement with McEwen at the Elder Creek Project, potential for a major gold and copper discovery, the next phase of exploration at Elder Creek, potential for discovery of porphyry copper-gold mineralization similar to Newmont’s Copper Basin deposit at Paiute, the advancement of projects, exploration potential, and the size of Timberline’s consolidated owned and controlled mineral rights in Nevada. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel: 208-664-4859

E-mail: info@timberline-resources.com